UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.   )

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☑     Definitive Proxy Statement

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☐     Soliciting Material Pursuant to §240.14a-12

DORCHESTER MINERALS, L.P.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dorchester Minerals, L.P.

3838 Oak Lawn Avenue, Suite 300

Dallas, Texas 75219-4541

April 4, 2014

To our fellow Unitholders:

Our results during 2013 were strong due to robust activity on our Bakken and Permian Basin properties. Significant results include the following:

●	Net Income of $43.6 million;

●	Distributions of $53.1 million to our limited partners;

●

Identification of 503 new wells completed on our Royalty in ten states and 79 new wells completed on our NPI Properties in five states. Included in these totals are wells in which we own both a royalty interest and a net profits interest. Wells with such overlapping interests are counted in both categories.

●	Consummation of 33 leases, pooling elections or lease extensions of our mineral interest in undeveloped properties located in 21 counties and parishes in six states, and;

●	Lease Bonus income of $2.3 million dollars.

The enclosed Annual Report on Form 10-K includes information about activity on our Royalty Properties and Net Profits Interests. We encourage you to read this information and to contact us with any questions about your investment. In addition, the enclosed Proxy Statement contains important information concerning matters to be voted upon at our 2014 Annual Meeting. Please read the Proxy Statement and submit your vote at your earliest convenience.

We thank you for your continued support.

Very truly yours,

William Casey McManemin

Chief Executive Officer

Dorchester Minerals, L.P.

3838 Oak Lawn Avenue, Suite 300

Dallas, Texas 75219-4541

NOTICE OF ANNUAL MEETING OF LIMITED PARTNERS

To Be Held on May 14, 2014

To the Unitholders of Dorchester Minerals:

The Annual Meeting of the Limited Partners of Dorchester Minerals, L.P. will be held at 4:00 p.m. Central Time on Wednesday, May 14, 2014, at the Perot Museum of Nature and Science, 2201 N. Field Street, Dallas, TX 75202, for the following purposes:

1.	To elect three managers who will serve on the Board of Managers and be appointed to the Advisory Committee until the 2015 Annual Meeting of Limited Partners;

2.	To approve the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2014;

3.	To hold an advisory vote on the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K or any successor thereto;

4.	To consider any other matters that may properly come before the meeting.

Only holders of record of common units as of the close of business on March 21, 2014 are entitled to notice of, and to vote at, the meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO VOTE USING ONE OF THE VOTING METHODS DESCRIBED IN THE ATTACHED MATERIALS AT YOUR EARLIEST CONVENIENCE.

By Order of the Board of Managers of

Dorchester Minerals Management GP LLC,

/s/ William Casey McManemin

William Casey McManemin

Chief Executive Officer

April 4, 2014

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Limited Partners to be Held on May 14, 2014:

The Partnership’s Proxy Statement for the 2014 Annual Meeting of Limited Partners and Annual Report on Form 10-K for the fiscal year ended December 31, 2013 are available at www.dmlp.net.

Dorchester Minerals, L.P.

3838 Oak Lawn Avenue, Suite 300

Dallas, Texas 75219-4541

PROXY STATEMENT

For

ANNUAL MEETING OF LIMITED PARTNERS

To Be Held on May 14, 2014

SOLICITATION OF PROXIES

This Proxy Statement is being furnished to holders of common units in connection with the solicitation of proxies by our Board of Managers for use at the Dorchester Minerals, L.P. 2014 Annual Meeting. Our general partner is Dorchester Minerals Management LP, and its general partner is Dorchester Minerals Management GP LLC. As a result, the Board of Managers of Dorchester Minerals Management GP LLC exercises effective control of us. Dorchester Minerals Management LP is referred to herein as our general partner, and Dorchester Minerals Management GP LLC is referred to herein as the general partner of our general partner. The approximate date on which definitive copies of this proxy statement and form of proxy are intended to be released to Unitholders is April 4, 2014.

When and Where Is the 2014 Annual Meeting?

The 2014 Annual Meeting will be held at 4:00 p.m. Central Time on Wednesday, May 14, 2014, at the Perot Museum of Nature and Science, 2201 N. Field Street, Dallas, TX 75202.

What Are The Board of Managers’ Proposals?

To elect three managers who will serve on the Board of Managers and be appointed to the Advisory Committee, to approve the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2014 and to approve, by a non-binding advisory vote, the compensation paid to the Partnership’s named executive officers as described in this Proxy Statement..

How Does the Board of Managers Recommend I Vote on the Proposals?

The Board of Managers recommends a vote FOR each of the nominees to serve on the Board of Managers and the Advisory Committee, a vote FOR the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2014 and a vote FOR the approval of the compensation paid to the Partnership’s named executive officers, as described in this Proxy Statement.

How Will Voting On Any Other Business Be Conducted?

The Board of Managers does not know of any business to be considered at the 2014 Annual Meeting other than the proposals described in this Proxy Statement. However, if any other business is properly presented, your signed proxy card gives authority to the persons named in the proxy to vote on such matters at their discretion.

Who Is Entitled to Vote?

Each Unitholder as of the close of business on March 21, 2014, the record date, is entitled to vote at the 2014 Annual Meeting.

How Many Units May Be Voted?

As of the record date, 30,675,431 units were outstanding. Each unit entitles its holder to one vote.

What is a “Quorum”?

A quorum is established if a majority of the outstanding units are represented in person or by proxy at the 2014 Annual Meeting. There must be a quorum for the 2014 Annual Meeting to be held. If you submit a properly executed proxy card, you will be considered part of the quorum. Proxies received by us that are marked “withhold authority” or abstain, or that constitute a broker non-vote, are counted as present for purposes of establishing a quorum. A broker non-vote occurs when a broker returns a valid proxy but does not vote on a particular matter because the broker does not have the discretionary voting power for that matter and has not received instructions from the beneficial owner.

What Vote Is Required to Approve the Proposals?

The affirmative vote of holders of a plurality of the outstanding units is required to elect each manager to the Board of Managers. Thus, any abstentions, broker non-votes or other limited proxies will have no effect on the outcome of the election of managers. The affirmative vote of holders of a majority of the units present in person or represented by proxy at the annual meeting and entitled to vote thereon is required to approve the appointment of Grant Thornton LLP as our registered independent public accounting firm for the year ending December 31, 2014. Abstentions will have the effect of votes against the proposal to approve Grant Thornton LLP as our independent public accounting firm, but broker non-votes and other limited proxies will have no effect on this proposal. The affirmative vote of holders of a majority of the units held by Unitholders entitled to vote thereon and present in person or by proxy shall constitute the unitholders’ non-binding approval of the “Say on Pay” proposal. Abstentions will have the effect of votes against the proposal to approve the “Say on Pay” proposal, but broker non-votes and other limited proxies will have no effect on this proposal.

How Do I Vote?

You may vote by any one of three different methods:

(a)

In Writing - You can vote by marking, signing and dating the enclosed proxy card and returning it in the enclosed envelope. If you return your signed proxy card, but do not give instructions as to how you wish to vote, your units will be voted FOR proposal nos. 1, 2 and 3 in accordance with the Board of Managers’ recommendation.

(b)	By Telephone - You can vote by calling the telephone number on the proxy card and following the instructions. Please have the proxy card in hand when calling.

(c)	In Person - You can vote by attending the 2014 Annual Meeting.

Units represented by properly executed proxies that are not revoked will be voted in accordance with the instructions shown on the proxy card. You have the right to revoke your proxy at any time before the 2014 Annual Meeting by:

(a)	Delivering to Dorchester Minerals, L.P., Attn: 2014 Annual Meeting, 3838 Oak Lawn Avenue, Suite 300, Dallas, Texas, 75219-4541, a written revocation;

(b)	Voting in person at the 2014 Annual Meeting; or;

(c)	Returning a later-dated proxy card.

Attendance at the 2014 Annual Meeting will not, without further action by you, revoke your proxy.

Unitholders have no dissenters’ rights or rights of appraisal under Delaware law or our Amended and Restated Agreement of Limited Partnership.

What Does It Mean If I Receive More Than One Proxy Card?

If your units are registered differently and/or are in more than one account, you will receive more than one proxy card. Please mark, sign, date and return all of the proxy cards you receive to ensure that all of your units are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, American Stock Transfer & Trust Company, at (800) 937-5449.

How Can I Vote If My Units Are Held in “Street Name”?

If your units are held in the name of your broker, a bank, or other nominee, that party will give you instructions about how to vote your units.

Who Will Count the Votes?

Representatives of Broadridge Investor Communication Services, an independent tabulator, will count the votes and act as the inspector of election.

Where and When Will I Be Able to Find Out the Results of Voting?

In addition to announcing the results at the 2014 Annual Meeting, you will also be able to find the results in our Form 8-K that will be publicly filed within four business days of the 2014 Annual Meeting.

Who Is Bearing the Cost Of This Proxy Solicitation?

We are bearing the cost of soliciting proxies for the 2014 Annual Meeting. In addition to using the mail, managers, officers and employees may solicit proxies by telephone, personal interview or otherwise. They will not receive additional compensation for this activity but may be reimbursed for their reasonable out-of-pocket expenses. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to Unitholders.

How Can I Obtain A Copy of the Annual Report on Form 10-K?

A copy of our 2013 Annual Report on Form 10-K, including the consolidated financial statements filed therewith is included with this proxy statement. We will provide an additional copy of our 2013 Annual Report on Form 10-K, including the consolidated financial statements, upon written request to Dorchester Minerals, L.P., Attn: 2014 Annual Meeting, 3838 Oak Lawn Avenue, Suite 300, Dallas, Texas 75219-4541. We will furnish a requesting Unitholder with any exhibit not contained therein upon payment of a reasonable fee.

When Are the Unitholder Proposals For the 2015 Annual Meeting of Limited Partners Due?

We presently expect that our next Annual Meeting of Limited Partners will be held on May 20, 2015. Unitholder proposals for inclusion in the proxy materials relating to the 2015 Annual Meeting must be received at our principal executive office at 3838 Oak Lawn Avenue, Suite 300, Dallas, Texas 75219-4541, addressed to our general partner no later than December 5, 2014. In accordance with our Amended and Restated Agreement of Limited Partnership, Unitholders who intend to present a proposal at the 2015 Annual Meeting without inclusion of such proposal in our proxy materials are required to provide notice of such proposal to us no later than March 21, 2015, and Unitholders who intend to nominate a manager for election to the Board of Managers and Advisory Committee are required to provide notice of such proposal to us no later than February 19, 2015. If the date of the 2015 Annual Meeting is changed to a different month, we will advise our Unitholders of the new date for the submission of Unitholder proposals in one of our periodic filings with the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common units as of February 20, 2014. The information is set forth for (i) each nominee and current manager and named executive officer of the general partner of our general partner, (ii) all executive officers and managers of the general partner of our general partner as a group, and (iii) all those known by us to be beneficial owners of more than 5% of our common units.

	Beneficial Ownership(1)
Name of Beneficial Owner	Number of Units	Percentage
Named Executive Officers and Managers (2)
William Casey McManemin (3)	1,212,427	4.0%
James E. Raley (4)	13,000	*
H.C. Allen, Jr. (5)	247,507	*
Martha P. Rochelle (6)	860,376	2.8%
Robert C. Vaughn (7)	487,881	1.6%
Buford P. Berry (8)	2,000
C.W. (“Bill”) Russell (9)	6,000	*
Ronald P. Trout (10)	13,555	* *
All executive officers and managers and nominees to be managers as a group (eight persons)(11)	2,783,991	9.1%
Holders of 5% or More Not Named Above Pass Through Partners LLC (12)	2,470,125	8.1%

*	Less than one percent (1%)
(1)	As of record date, there were 30,675,431 common units outstanding.
(2)

Unless otherwise indicated, the business address of each manager and executive officer of the general partner of our general partner is c/o Dorchester Minerals Management GP LLC, 3838 Oak Lawn Avenue, Suite 300, Dallas, Texas 75219-4541.

(3)

Includes 660,570 units held by Mr. McManemin, 209,457 units held by 1307, Ltd., 5,531 units held by SAM Partners Management, Inc., 283,645 units held by Ptarmigan Royalty Partners, and 53,224 units held by Smith Allen Oil & Gas, LLP. Mr. McManemin disclaims beneficial ownership of those common units owned by 1307, Ltd., SAM Partners Management, Inc., Ptarmigan Royalty Partners, and Smith Allen Oil & Gas, LLP in which he does not have an economic interest but which he may be deemed to beneficially own based on shared voting and investment power. Mr. McManemin is individually a general partner, is the President of the other general partner and is a limited partner of 1307, Ltd. All of the remaining limited partner interest of 1307, Ltd. is owned by Mr. McManemin’s wife and minor children. Mr. McManemin is the Vice President and a shareholder of SAM Partners Management, Inc. and is the managing partner in Smith Allen Oil & Gas, LLP. Mr. McManemin is the managing partner of Ptarmigan Royalty Partners.

(4)	Includes 13,000 units held in an Individual Retirement Account for the benefit of Mr. Raley.
(5)

Includes 29,230.022 units held individually by Mr. Allen in his individual name, IRA or Keogh plan, 154,240 units held by Rabbitfoot Investments, LLC, 5,282 units held jointly by Mr. Allen and his spouse in a family trust, 5,531 units held by SAM Partners Management, Inc. and 53,224 units held by Smith Allen Oil & Gas, LLP. Mr. Allen disclaims beneficial ownership of those common units owned by Rabbitfoot Investments, LLC, SAM Partners Management, Inc. and Smith Allen Oil & Gas, LLP in which he does not have an economic interest but which he may be deemed to beneficially own based on shared voting and investment power. Mr. Allen is the Secretary and a shareholder of SAM Partners Management, Inc. and Smith Allen Oil & Gas, LLP. Rabbitfoot Investments, LLC is owned by Rabbitfoot Ranch and Cattle Company, Ltd. and its general partner is RR&CC Management, LLC which is owned by Mr. Allen and his spouse. All of the limited partner interest in Rabbitfoot Ranch and Cattle Company, Ltd. is owned by Mr. Allen’s children.

(6)

Includes 358,486 units held in the Martha Ann Peak A Trust and 501,890 units held by the Peak Revocable Living Trust. Ms. Rochelle disclaims beneficial ownership of those common units owned by the Peak Revocable Living Trust in which she does not have an economic interest but which she may be deemed to beneficially own based on shared voting and investment power. Ms. Rochelle is one of the Trustees of the Peak Revocable Living Trust.

(7)

Includes 427,210 units held by Vaughn Petroleum, LLC, 17,723 units held by Empire Partners, Ltd., 9,861 units held by the Jack C. Vaughn, Jr. Trust, 9,862 units held by the Robert C. Vaughn Trust, 9,863 units held by the Sharon E. Vaughn Trust 9,862 units held by the David C. Vaughn Trust and 3,500 units held by the Estate of Mary Jo Vaughn Rauscher. Mr. Vaughn disclaims beneficial ownership of those common units owned by the Jack C. Vaughn, Jr. Trust, the Robert C. Vaughn Trust, the Sharon E. Vaughn Trust, the David C. Vaughn Trust and the Estate of Mary Jo Vaughn Rauscher in which he does not have an economic interest but which he may be deemed to own based on shared voting and investment power. Mr. Vaughn and his spouse are the only partners of the general partnership that owns all the partnership interests in Vaughn Petroleum, LLC. Mr. Vaughn is the President of Empire (GP), Inc. the general partner of Empire Partners, Ltd. and Mr. Vaughn and his spouse are the shareholders of Empire (GP), Inc. All of the remaining limited partner interest of Empire Partners, Ltd. is owned by Mr. Vaughn and his spouse. Mr. Vaughn is a co-trustee of the Jack C. Vaughn, Jr. Trust, the Robert C. Vaughn Trust, the Sharon E. Vaughn Trust and the David C. Vaughn Trust and a co-executor of the Estate of Mary Jo Vaughn Rauscher. Each trust terminated as of January 5, 2014. However, Mr. Vaughn will remain as co-trustee of each trust and share voting and investment power over the units held by such trust until such trust is completely liquidated. Upon liquidation of the trusts, Mr. Vaughn will no longer beneficially own any of the shares currently held in the name of such trusts other than 9,862 units that will be distributed from the Robert C. Vaughn Trust to Mr. Vaughn. Mr. Vaughn will remain a co-executor of the Estate of Mary Jo Vaughn Rauscher until the co-executors complete the administration of such estate, at which time 875 units will be distributed to a trust of which Mr. Vaughn is the primary beneficiary and of which he has the right to serve as sole trustee..

(8)	The business address for Mr. Berry is 1722 Routh Street, Suite 1500, Dallas, Texas 75201. The 2,000 common units are held in an Individual Retirement Account for the benefit of Mr. Berry.
(9)	The business address for Mr. Russell is 4695 N FM 2869, Winnsboro, Texas 75494. The 6,000 common units are held in an Individual Retirement Account for the benefit of Mr. Russell.
(10)

Includes 2,250 units held individually by Mr. Trout, 8,000 units held by Mr. Trout and his spouse, 655 units held in an Individual Retirement Account for the benefit of Mr. Trout, 2,250 units held by the Benjamin R. Trout Trust and 400 units held by the Gabriel G. Trout Trust. Mr. Trout disclaims beneficial ownership of those common units owned by the Benjamin R. Trout Trust and the Gabriel G. Trout Trust in which he does not have an economic interest but which he may be deemed to own based on voting and investment power. Mr. Trout is the Trustee for the Benjamin R. Trout Trust and the Gabriel G. Trout Trust. The business address for Mr. Trout is 1241 Mohawk Trail, Richardson, Texas 75080.

(11)

Pursuant to Instruction 5 to Item 403 of Regulation S-K, the 5,531 units owned by SAM Partners Management, Inc. and the 53,224 units owned by Smith Allen Oil & Gas, LLP included in the beneficial ownership of both Mr. McManemin and Mr. Allen are only included once in this total.

(12)

As reported in a Schedule 13G filed jointly on February 12, 2014 with the SEC, Pass Through Partners LLC (“PTP”), Richard LeFrak, Richard Papert, William Field and Karen LeFrak (collectively, the “Reporting Persons”) beneficially own 2,344,666, 2,458,166, 6,000, 2,109 and 3,850 units, respectively. Mr. LeFrak is the husband of Ms. LeFrak. Mr. LeFrak is the sole shareholder of the manager of PTP and as such may be deemed to beneficially own the units directly owned by PTP. Mr. Papert and Mr. Field are officers of affiliated entities of PTP. As a result, the Reporting Persons may be deemed to constitute a “group” for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. Each of the Reporting Persons disclaims beneficial ownership of any units not directly owned by such Reporting Person. The business address of each of the Reporting Persons is: c/o LeFrak Organization, 40 West 57th Street, 23rd Floor, New York, NY 10019.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our managers, officers and persons who own more than 10% of our common units to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common units. Managers, officers and 10% holders of the common units are required by Securities and Exchange Commission rules and regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, all Section 16(a) filing requirements applicable to our managers, officers and 10% holders were met except that in 2013, H.C. Allen, Jr. filed one late Form 4 filing that contained one transaction not reported on a timely basis.

PARTNERSHIP GOVERNANCE

Our business and affairs are managed by and under the direction of the Board of Managers, which exercises all of our corporate powers and establishes broad corporate policies. The Board of Managers consists of five managers appointed by the five members of the general partner of our general partner and three additional managers nominated by these members and elected annually by our limited partners. The elected managers, as a group, must meet the requirements of our Amended and Restated Agreement of Limited Partnership and the Securities and Exchange Commission and NASDAQ Global Select Market (“NASDAQ “) rules for members of an audit committee.

Messrs. Allen, McManemin, Raley and Vaughn and Ms. Rochelle are the five managers appointed by the members of the general partner of our general partner and will hold office until the earlier of their death, resignation or removal from office. In the event of any vacancy on the Board of Managers left by an appointed manager, the member who holds the right to appoint the appointed manager will designate the replacement appointed manager, unless the member who otherwise holds the right to appoint the replacement appointed manager has lost his appointment right.

Messrs. Berry, Russell and Trout are the three managers who were elected at our 2013 Annual Meeting and are the three managers nominated by the members of the general partner of our general partner to stand for election to the Board of Managers at the 2014 Annual Meeting.

In the opinion of the Board of Managers, and as “independent” currently is defined by the NASDAQ rules, and assuming the three nominated managers are elected by the limited partners at the 2014 Annual Meeting, a majority of the Board of Managers after the 2014 Annual Meeting are and will be independent of management and free of any relationship that would interfere with their exercise of independent judgment. The Board of Managers has affirmatively determined that Messrs. Berry, Russell, Trout and Vaughn and Ms. Rochelle are independent. In addition to the NASDAQ “independent” rules, the Board of Managers has also affirmatively determined that Messrs. Berry, Russell and Trout also satisfy the definition of “independent” prescribed by the Securities and Exchange Commission for members of an audit committee.

The Board of Managers held eight meetings and acted by unanimous written consent two times in fiscal 2013. Each Manager attended at least 75% of the total number of meetings of the Board of Managers and of the committees of the Board of Managers on which such Manager served.

The Board of Managers strongly recommends each manager attend the 2014 Annual Meeting of our limited partners. Seven of the eight managers currently serving attended the 2013 Annual Meeting.

The Board of Managers has an Advisory Committee that consists of Messrs. Berry, Russell and Trout. The Advisory Committee functions as the audit committee and as the compensation committee. In addition the Advisory Committee addresses all matters concerning conflicts of interest and the application of the Business Opportunities Agreement. The Advisory Committee met one time in person and acted by unanimous written consent one time in fiscal 2013.

The Board of Managers does not have a nominating committee or committee performing similar functions and has not adopted a resolution addressing the nominations process nor does it consider diversity with respect to manager nominees or have a diversity policy. This arrangement is appropriate as the nominations for all managers are made by the members of the general partner of our general partner. Messrs. McManemin, Raley, Allen and Vaughn and Ms. Rochelle all participate in the consideration of nominees for the Board of Managers in their capacities as officers and/or managers of the members of the general partner of our general partner. The Board of Managers has not adopted a resolution addressing the nominations process as the general partner of our general partner is legally required to provide its members with the ability to nominate managers.

The Board of Managers does provide a process for Unitholders to send communications to it. Unitholders may contact each member of the Board of Managers in writing at their respective business addresses. See “Security Ownership of Certain Beneficial Owners and Management.”

Our partnership adopted our Code of Business Conduct and Ethics on July 17, 2003. The Board of Managers reviewed the Code of Business Conduct and Ethics in 2013 for adequacy and was satisfied therewith. The Code of Business Conduct and Ethics applies to all officers, managers, advisors and employees of our partnership and its affiliates. Upon written request, we will provide any person, without charge, a copy of the Code of Business Conduct and Ethics. Written requests should be sent to Dorchester Minerals, L.P., Attn: Code of Business Conduct and Ethics, 3838 Oak Lawn Avenue, Suite 300, Dallas, Texas 75219-4541.

ADVISORY COMMITTEE

In their service as the Audit Committee, the members of the Advisory Committee assist the Board of Managers in fulfilling its oversight responsibilities relating to our consolidated financial statements and other financial information; compliance with applicable laws, regulations and our code of conduct; independence and qualifications of the independent auditor; management’s establishment of and adherence to a system of internal accounting and disclosure controls; and the performance of the internal audit function and independent auditors. The Advisory Committee is empowered to investigate any matter brought to its attention with full access to all our books, records, facilities and personnel and may retain outside counsel, auditors or other experts to assist it. Our Board of Managers has adopted a written charter for the Advisory Committee in its service as the Audit Committee specifying its purpose of overseeing the accounting and financial reporting processes, a copy of which can be obtained free of charge on our website at www.dmlp.net. The charter is reviewed periodically to ensure that it meets all applicable legal and NASDAQ listing requirements. As interpreted in the Board of Managers’ business judgment, assuming the three nominated managers are elected by the limited partners at the 2014 Annual Meeting, each member of the Audit Committee is financially literate and two members, including C.W. (“Bill”) Russell, of the Advisory Committee possess accounting or related financial management expertise and are “audit committee financial experts” as described in Item 407(d)(5) of Regulation S-K. None of the members of the Advisory Committee has participated in the preparation of our consolidated financial statements in the previous three years.

We administer our risk oversight function through our Advisory Committee as well as through our Board of Managers as a whole. Our Advisory Committee is empowered to monitor the integrity of our financial reporting processes and systems of internal controls and provide an avenue of communication among our independent auditors, management, employees overseeing our internal audit functions and our Board of Managers. Additionally, reports are provided during our board meetings by the individuals who oversee risk management in liquidity, environmental, safety, litigation and other operational areas.

In their service as the Compensation Committee, the members of the Advisory Committee exercise the power of the Board of Managers in connection with all matters relating to compensation of executive officers. All determinations concerning executive compensation for our officers are made by the Advisory Committee as provided in our agreements of the general partner and the general partner of our general partner. Advisor compensation is approved by the Board of Managers. Because of the simple remuneration for the services of our officers and managers, the Advisory Committee does not delegate or use consultants in determining and considering amounts or form of compensation and has not adopted a Compensation Committee charter.

COMPENSATION DISCUSSION AND ANALYSIS

Our executive officers are not paid any compensation for their services as officers of our Partnership, however, they generally serve in the same capacities for our general partner, the general partner of our general partner and for the operating partnership of our general partner and are compensated by the operating partnership for their service in those capacities. Such compensation is borne indirectly by us as a result of our obligation to reimburse our general partner and the operating partnership for management expenses, subject to the limitation on reimbursement.

Each of our Appointed Managers is associated with one or more of the members of our general partner. Each owner of our general partner receives a portion of the cash flow generated by our activities and those of the operating partnership as set forth in the agreement of the general partner of our general partner. Three of our Appointed Managers also serve as officers. The incentives to each of our Appointed Managers come solely from a portion of the cash flow generated and their individual holdings of publicly traded units in our partnership. The additional amount paid to each of the officers by the operating partnership as compensation is in recognition of their service provided in managing the day-to-day affairs necessary to our partnership and the operating partnership. This arrangement has been in place since we began operations on January 31, 2003, and each officer has received the same $96,000 annual salary from our operating partnership since then. At this time, there are no other objectives, designs or elements of our compensation program, except recognition of management services provided. In the event we have new officers that are not also associated with the owners of our general partner or otherwise not holders of significant amounts of our units, our compensation may then require such programs.

The Advisory Committee has the discretion and authority to award performance-based cash bonuses, the amount of which will be determined based on the contribution of the executive officer and the benefit to the Partnership of the contribution of the executive officer. The Advisory Committee has not awarded any cash bonuses since 2003.

The Advisory Committee and the Board of Managers considered the results of our most recent unitholder advisory vote on executive compensation at our 2011 Annual Meeting. Our unitholders overwhelmingly approved the compensation of our named executive officers, with over 97% of the common units present at the meeting voting in favor of such compensation. Accordingly, the Advisory Committee and the Board of Managers have not changed our executive compensation decisions and policies following the 2011 Annual Meeting.

SUMMARY COMPENSATION TABLE

Name and			All Other
Principal		Salary	Compensation (1)	Total
Position	Year	($)	($)	($)

William Casey McManemin	2013	$96,000	$19,200	$115,200
Chief Executive Officer	2012	$96,000	$19,200	$115,200
	2011	$96,000	$19,200	$115,200

H.C. Allen, Jr.	2013	$96,000	$19,200	$115,200
Chief Financial Officer	2012	$96,000	$19,200	$115,200
	2011	$96,000	$19,200	$115,200

James E. Raley	2013	$96,000	$19,200	$115,200
Chief Operating Officer	2012	$96,000	$19,200	$115,200
	2011	$96,000	$19,200	$115,200

(1) Compensation for SEP-IRA contributions. Applies equal percentage to all operating partnership employees.

COMPENSATION OF DIRECTORS

Appointed Managers receive no remuneration for serving on the Board of Managers, but each member of the Advisory Committee received an annual retainer fee of $35,000 during 2013 and will receive $35,000 during 2014. In addition, members of the Advisory Committee receive $1,500 for each meeting of any special committees. In 2013, no special committee meeting was held.

DIRECTOR COMPENSATION FOR 2013

	Fees Earned or Paid in Cash	Total
Name	($)	($)

Buford P. Berry	$35,000	$35,000
C.W. ("Bill") Russell	$35,000	$35,000
Ronald P. Trout	$35,000	$35,000

COMPENSATION COMMITTEE REPORT

The Advisory Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on that review and discussion recommends to the Board of Managers its inclusion in the Proxy Statement.

February 20, 2014

C.W. (“Bill”) Russell

Buford P. Berry

Ronald P. Trout

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers serves as a member of the board or compensation committee of any entity that has one or more of its executive officers serving as a member of the Board of Managers or the Advisory Committee, which functions as our compensation committee.

REPORT OF THE AUDIT COMMITTEE

As members of the Audit Committee of the Board of Managers, we are responsible for helping to ensure the reliability of the Partnership's consolidated financial statements. In keeping with this goal, the Board of Managers has adopted a written charter for the Audit Committee to follow. The Audit Committee reviewed and reassessed the charter's adequacy on February 20, 2014.

Independence of Audit Committee Members. All of the members of the Audit Committee are independent as defined by Rule 5605(a)(2) of the NASDAQ Marketplace Rules and the most recent interpretations of those standards.

Review and Discussions. The Audit Committee has reviewed and discussed the Partnership's audited consolidated financial statements with management. It has also discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380). Additionally, the Audit Committee has received the written disclosures and the letter from the independent accountants at Grant Thornton LLP, as required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526 (Communication With Audit Committees Concerning Independence), and has discussed with the independent accountants their independence.

Recommendation to Include Audited Consolidated Financial Statements in Annual Report. Based on the Audit Committee's discussions with management and the independent accountants and its review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Managers include the audited consolidated financial statements in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission.

February 20, 2014

Buford P. Berry

C.W. (“Bill”) Russell

Ronald P. Trout

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2013, we and our wholly-owned subsidiaries reimbursed certain direct and indirect expenses to the operating partnership and our general partner. The reimbursements were made pursuant to the Partnership’s Amended and Restated Agreement of Limited Partnership and Administrative Services Agreements or office lease agreements between the operating partnership and Dorchester Minerals Oklahoma LP or Maecenas Minerals, L.L.P., both wholly-owned subsidiaries of the Partnership. No management fees or any other type of compensation is paid by or to any related party, other than compensation reported pursuant to Item 402 of Regulation S-K.

Reimbursement of Our General Partner

Our general partner was reimbursed $1,159,980 for expenses incurred in 2013 pursuant to our Amended and Restated Agreement of Limited Partnership. Our general partner is not compensated for services provided in acting as our general partner. However, we reimburse our general partner on a monthly basis for all expenses incurred or payments made on our behalf, and all other necessary or appropriate expenses allocable to us. Such expenses include both direct expenses and management expenses. Pursuant to our Amended and Restated Agreement of Limited Partnership, direct expenses include

●	professional fees and expenses, such as audit, tax, legal and engineering costs;
●	regulatory fees and expenses;
●	ad valorem taxes;
●	severance taxes;
●	the fees and expenses of independent managers of our general partner and its general partner; and
●	premiums for officers’ and managers’ liability insurance.

Management expenses are expenses of the general partner and its affiliates incurred on our behalf and include:

●	rent, wages, salaries and the cost of employee benefit plans provided to employees and officers that are properly allocable to us; and
●	all other necessary or appropriate expenses allocable to us but do not include items classified as direct expenses or production costs.

As a result of the limitation on management expenses discussed below, recovery of additional expenses may occur by changing the classification of the expenses only to the extent that (i) a portion of management expense is reduced by shifting certain costs to direct expenses or production cost, and (ii) such classification change impacts a period when management expense could otherwise exceed the 5% cap and (iii) such excess above the cap cannot be recovered in future or past fiscal years.

Our reimbursements to our general partner of management expenses (excluding overhead expenses included in production costs that are deducted in determining net profits interests) during any fiscal year are limited to an amount not greater than five percent (5%) of the sum of our distributions to our partners for that fiscal year, adjusted for changes in cash reserves, plus expenses paid by us for that year for direct and management expenses and production costs which are capital in nature and charged against the net profits interests, and increases in taxes and regulatory compliance costs.

To the extent that actual reimbursement for management expenses in any fiscal year is less than five percent (5%) of this sum, our reimbursement to our general partner may exceed the 5% limitation by the amount of that difference at any time during the succeeding three fiscal years. If reimbursement to our general partner was limited by the 5% limitation during the preceding three fiscal years, the amount by which the management expenses are less than the 5% limitation in the current year may be used to permit our general partner to recoup the deficit from the preceding years.

Our Amended and Restated Agreement of Limited Partnership generally may not be amended to increase the 5% limitation on the reimbursement of management expenses.

Reimbursement to the Operating Partnership

In 2013, the operating partnership was reimbursed an aggregate of $1,189,512 from Dorchester Minerals Oklahoma LP and Maecenas Minerals, L.L.P., our wholly-owned subsidiaries, pursuant to Administrative Service Agreements or office lease agreements. The operating partnership provided the wholly-owned subsidiaries services related to accounting, internal controls, management of data processing systems, preparation of all federal and state tax reports, service as paymaster, preparation of periodic financial statements and banking and other financial relationships. The operating partnership was reimbursed for the payment of all direct and indirect costs and expenses incurred in the performance of the services provided, including without limitation, (i) attributable secretarial, telephone, office rent and other office expenses, (ii) attributable salaries and other compensation expenses of employees, officers and directors, (iii) other attributable administrative expenses, (iv) travel expenses, (v) legal and accounting costs and expenses and (vi) expenses incurred in providing or obtaining such other professional, technical, administrative services and advice as deemed necessary or desirable. Reimbursements made pursuant to the Administrative Service Agreements were not also made pursuant to the Amended and Restated Agreement of Limited Partnership.

Review, Approval or Ratification of Transactions with Related Persons

Whenever any potential conflict of interest exists or arises between our general partner or any of its affiliates and us or any of our partners, our general partner resolves that conflict. Our Amended and Restated Agreement of Limited Partnership requires our general partner to seek approval of a majority of the members of the Advisory Committee of the general partner of our general partner as to a proposed resolution of the conflict. In addition to approval by the Advisory Committee the resolution of the conflict of interest must also be fair and reasonable to us. Any resolution of a conflict of interest shall also be conclusively deemed fair and reasonable to us if such resolution is:

●	on terms no less favorable to us than those generally being provided to or available from unrelated third parties, or
●	fair to us, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to us).

Our general partner, or its general partner’s Advisory Committee if its approval is sought, is authorized, in connection with its determination of what is fair and reasonable to us, and in connection with its resolution of any conflict of interest, to consider:

●	the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest,
●	any customary or accepted industry practices and any customary or historical dealings with a particular person,
●	any applicable generally accepted accounting practices or principles, and
●	such additional factors as our general partner’s, or its general partner’s Advisory Committee, determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances.

Whenever our Amended and Restated Agreement of Limited Partnership requires that a particular transaction, arrangement or resolution of a conflict of interest be fair and reasonable, the fair and reasonable nature of that transaction, arrangement, or resolution shall be considered in the context of all similar or related transactions.

EXECUTIVE OFFICERS AND MEMBERS OF THE BOARD OF MANAGERS

William Casey McManemin, age 53, has served as Chief Executive Officer and as a manager of Dorchester Minerals Management GP LLC and as Chief Executive Officer of Dorchester Minerals Operating GP LLC and Dorchester Minerals, L.P. since 2001. He received his Bachelor of Science degree in Petroleum Engineering from Texas A&M University in 1984 and is a Registered Professional Engineer in the State of Texas. The members of the general partner of our general partner have determined that Mr. McManemin’s extensive and varied professional experience in petroleum engineering, extensive history of managing the majority of the properties held by the Partnership, as well as his strong executive management skills, qualify him to continue to serve on the Board of Managers.

H.C. Allen, Jr., age 75, has served as Chief Financial Officer and as a manager of Dorchester Minerals Management GP LLC and as Chief Financial Officer of Dorchester Minerals Operating GP LLC and Dorchester Minerals, L.P. since 2001. He co-founded SASI Minerals Company, Republic Royalty Company, Spinnaker Royalty Company, L.P. and CERES Resource Partners, LP with Mr. McManemin in 1988, 1993, 1996 and 1998, respectively. He received his Bachelor of Business Administration degree from the University of Texas in 1962 and his Master of Business Administration degree from the University of North Texas in 1963. The members of the general partner of our general partner have determined that Mr. Allen’s business and financial experience with the Partnership and other companies within our industry and his extensive history of managing the majority of the properties held by the Partnership qualifies him to continue to serve on the Board of Managers.

James E. Raley, age 74, has served as Chief Operating Officer and as a manager of Dorchester Minerals Management GP LLC and as Chief Operating Officer of Dorchester Minerals Operating GP LLC and Dorchester Minerals, L.P. since 2001. He had served as a general partner of Dorchester Hugoton since 1990. He received a Bachelor of Science degree in Mechanical Engineering from Texas Tech University in 1962. The members of the general partner of our general partner have determined that Mr. Raley’s extensive history of managing a portion of the properties held by the Partnership, as well as his long standing management experience with the Partnership, provides our Board of Managers with considerable knowledge and understanding of the Partnership’s properties and its strategic matters and qualifies him to continue to serve on the Board of Managers.

Martha P. Rochelle, age 61, has served as a manager of Dorchester Minerals Management GP LLC since 2013. Ms. Rochelle earned a Bachelor of Arts with High Honors from the University of Texas in 1974 and a Juris Doctor from Southern Methodist University School of Law in 1976. Following law school, she clerked for a federal judge and then entered private practice. For a period of more than twenty years, her practice focused on corporate and tax-exempt finance. Ms. Rochelle continues to serve as an advisor to tax-exempt entities. The members of the general partner of our general partner have determined that Ms. Rochelle’s extensive legal experience in corporate and finance matters and other business experience qualifies her to continue to serve on the Board of Managers.

Robert C. Vaughn, age 58, has served as a manager of Dorchester Minerals Management GP LLC since 2001. Mr. Vaughn has served in various capacities with Vaughn Petroleum, LLC and affiliated entities since 1979, including as Chairman, President and Chief Executive Officer. He co-founded Republic Royalty Company in 1993 and Dorchester Minerals, L.P. in 2003. He received his Bachelor of Business Administration from the University of Texas at Austin. He currently serves on the Board of Trustees of the Culver Educational Foundation, the Development Board of The University of Texas at Austin and the Board of Visitors of the McDonald Observatory and Department of Astronomy of the University of Texas at Austin. The members of the general partner of our general partner have determined that Mr. Vaughn’s education and experience as a founder and executive of the Partnership and of other companies within our industry provides our Board of Managers with considerable knowledge and understanding of strategic matters and qualifies him to continue to serve on the Board of Managers.

BOARD OF MANAGERS QUALIFICATIONS

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended nominees, the members of the general partner of our general partner consider criteria such as the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all limited partners. We seek nominees with a diversity of experience, professions, skills, geographic representation and backgrounds. The members of the general partner of our general partner do not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the managers, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board of Managers to fulfill its responsibilities.

 ELECTION OF MANAGERS TO THE BOARD OF MANAGERS

WHO WILL BE APPOINTED TO THE ADVISORY COMMITTEE

(PROPOSAL NO. 1 ON THE PROXY CARD)

Unitholders are entitled to elect three managers to the Board of Managers who will also be appointed to serve on the Advisory Committee. Nominations for the election of these managers listed below were made by the members of the general partner of our general partner and approved by its Board of Managers. If elected, all nominees are expected to serve until the 2015 Annual Meeting of Limited Partners or until their successors are duly elected.

NOMINEES FOR ELECTION

Buford P. Berry, age 78, has served as a manager and an Advisory Committee Member of Dorchester Minerals Management GP LLC since February 2003. He is currently of counsel to Thompson & Knight LLP, a Texas based law firm. Mr. Berry has been an attorney with Thompson & Knight LLP, serving in various capacities since 1963, including as Managing Partner from 1986 to 1998. He also currently serves on the Board of Directors of Holly Frontier Corporation. Mr. Berry previously served as a Vice Chairman of the Advisory Board of the Institute for Energy Law of the Center for American and International Law (formerly Southwestern Legal Foundation). He is a past Chairman of the Natural Resources Committee of the Taxation Section of the American Bar Association and a past Chairman of the Southwestern Legal Foundation Oil and Gas Tax Institute. From 1958 to 1960, Mr. Berry served as a Lieutenant in the United States Naval Reserve. He received his Bachelor of Business Administration degree in 1958 and his Bachelor of Laws Degree in 1963, both from the University of Texas. The members of the general partner of our general partner have determined that Mr. Berry’s experience advising companies in the oil and gas industry, as well as his experience serving as a member of the board of directors of Holly Frontier Corporation, qualify him to continue to serve on our Board of Managers.

C. W. “Bill” Russell, age 72, has served as a manager and an Advisory Committee Member of Dorchester Minerals Management GP LLC since May 2004. Mr. Russell was employed by KPMG, LLP and predecessor firms from 1967 until his retirement in 1995. Elected as a partner in 1974, Mr. Russell concentrated in the field of energy taxation and served in various capacities at KPMG including as National Director, technical tax services – energy and chairman of the KPMG International Petroleum Group. He co-authored Income Taxation of Natural Resources, from 1986 to 2000. He currently performs tax services and related accounting functions for independent oil and gas producers and individuals. Mr. Russell is a graduate of the University of Texas at Arlington and is a certified public accountant. The members of the general partner of our general partner have determined that Mr. Russell’s extensive financial and accounting background brings considerable financial experience to the Board of Managers and qualifies him to continue to serve on our Board of Managers.

Ronald P. Trout, age 74, currently serves on the Board of Trustees and Audit Committee of The Cushing MLP Total Return Fund, a New York Stock Exchange listed closed-end investment company. Mr. Trout previously served as an Advisor and Audit Committee member of Dorchester Hugoton, Ltd., one of our predecessors, from 2001 through 2003 and a Director of Galaxy Energy Corporation from November 2006 through December 2008. He was a Senior Vice President and one of the founding partners of Hourglass Capital Management Corp., a Texas-based investment management company until his retirement in April 2001. Prior to the formation of Hourglass, he was a Senior Vice President of Mercantile Securities Corp., the trust investment arm of Mercantile Bank. Mr. Trout has been a Chartered Financial Analyst since 1970 and is a current member of the Dallas Association of Investment Analysts and past President of the Oklahoma Chapter of the Analysts Society. Mr. Trout received a B.S. and M.S. in Business Administration with a major in Finance from the University of Missouri. The members of the general partner of our general partner have determined that Mr. Trout’s extensive financial background brings considerable financial experience to the Board of Managers and qualifies him to continue to serve on our Board of Managers.

THE BOARD OF MANAGERS RECOMMENDS THAT UNITHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE BOARD OF MANAGERS’ NOMINEES.

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

(PROPOSAL NO. 2 ON THE PROXY CARD)

The Board of Managers recommends the approval of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2014. Grant Thornton LLP has been our independent registered accounting firm since 2003.

Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting of Unitholders and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. Although unitholder approval of the appointment of Grant Thornton LLP is not required, the Board believes that it is appropriate to seek unitholder approval of this appointment. If the unitholders fail to approve the appointment, the Advisory Committee and the Board of Managers will consider whether or not to retain Grant Thornton LLP. Even if the appointment is approved, the Board of Managers, at its discretion, may direct the appointment of a different independent registered accounting firm at any time during the year if it determines that such a change would be in our best interest and the best interests of our unitholders.

During 2013 and 2012, we incurred the following fees with Grant Thornton:

	2012	2013

AUDIT FEES	$253,340	$269,240
AUDIT-RELATED FEES	—	—
TAX FEES	—	—
ALL OTHER FEES	—	—

The Advisory Committee has adopted procedures for pre-approving all audit and permitted non-audit services provided by our independent auditor. Part of this approval process includes making a determination on whether non-audit services are consistent with the Securities and Exchange Commission’s rules on auditor independence. The Advisory Committee periodically monitors the services rendered and actual fees paid to the independent auditors to ensure such services are within the parameters approved.

Unless unitholders specify otherwise in the proxy, proxies solicited by the Board of Managers will be voted by the persons named in the proxy at the Annual Meeting of Unitholders to approve the appointment of Grant Thornton LLP as our independent registered accounting firm for 2014.

THE BOARD OF MANAGERS RECOMMENDS THAT UNITHOLDERS VOTE “FOR” THE APPOINTMENT OF GRANT THORNTON LLP.

PROPOSAL TO APPROVE, BY A UNITHOLDER NON-BINDING ADVISORY VOTE, THE COMPENSATION PAID TO THE PARTNERSHIP’S NAMED EXECUTIVE OFFICERS, PURSUANT TO ITEM 402 OF REGULATION S-K OR ANY SUCCESSOR THERETO, COMMONLY REFERRED TO AS A “SAY ON PAY” PROPOSAL

(PROPOSAL NO. 3 ON THE PROXY CARD)

The Board of Managers recommends the approval of the compensation paid to the Partnership’s named executive officers as described in this Proxy Statement.

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd Frank Act”), we are submitting a “Say on Pay” proposal for our unitholders’ consideration. This proposal provides Unitholders with the opportunity to cast an advisory vote on the compensation of the Partnership’s executive officers, in their capacities as the executive officers of our general partner, the general partner of our general partner and the operating partnership of our general partner.

We invite you to carefully review the Compensation Discussion and Analysis including the tabular and other disclosures on executive compensation contained in this proxy statement. Based upon that review, the Board of Managers recommends that the Unitholders approve, on an advisory basis, the following resolution at the annual meeting:

RESOLVED, that the compensation paid to the Partnership’s named executive officers, as discussed and disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis, the compensation table, and any narrative executive compensation disclosure contained in this Proxy Statement is hereby approved”.

While the vote does not bind the Board of Managers to any particular action, the Board of Managers values the input of our Unitholders, and will take into account the outcome of this vote in considering future compensation arrangements.

THE BOARD OF MANAGERS RECOMMENDS THAT UNITHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO THE PARTNERSHIP’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

OTHER MATTERS

     The Board of Managers does not intend to present any other matters at the 2014 Annual Meeting and knows of no other matters that will be presented. However, if any other matters come before the 2014 Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment on such matters.

By Order of the Board of Managers of Dorchester Minerals Management GP LLC,

/s/ William Casey McManemin

William Casey McManemin

Chief Executive Officer

April 4, 2014

PROXY

DORCHESTER MINERALS, L.P.

PROXY FOR 2014 ANNUAL MEETING OF LIMITED PARTNERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF MANAGERS

The undersigned hereby appoints each of William Casey McManemin and James E. Raley proxy and attorney in-fact with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned and to vote as specified on the reverse side all common units of Dorchester Minerals, L.P., which the undersigned is entitled to vote at the Annual Meeting of Limited Partners on May 14, 2014 at 4:00 p.m. Central Time at the Perot Museum of Nature and Science, 2201 N. Field Street, Dallas, TX 75202 or any adjournments or postponements thereof.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL ONE AND FOR PROPOSAL TWO AND THREE, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Continued and to be marked, dated and signed on the reverse side and returned in the enclosed envelope, voted telephonically or voted via the internet.

VOTE BY INTERNET – www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our partnership in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	The Board of Managers recommends that you vote FOR the following:	For	Withhold	For All	To withhold authority to vote for any
		All	All	Except	individual nominee(s), mark "For All
1.	Election of Managers with subsequent appointment to the Advisory Committee	□	□	□	Except" and write the number(s) of the
	Nominees				nominee(s) on the line below.
01 Buford P. Berry 02 C.W. (“Bill”) Russell 03 Ronald P. Trout

The Board of Managers recommends that you vote FOR the following:
		For	Against	Abstain
2.	Approval of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2014	□	□	□

The Board of Managers recommends that you vote FOR the following:
		For	Against	Abstain
3.

Approval of, by a unitholder non-binding advisory vote, the compensation paid to the Partnership’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, commonly referred to as a “Say on Pay” proposal.

		□	□	□

4.	Such other business as may properly come before the meeting or any adjournment or postponement thereof

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2 AND 3, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (PLEASE SIGN WITHIN BOX)	Date